Exhibit 107

Calculation of Filing Fee Table

Form F-3ASR

(Form Type)

Celestica Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly-Registered Securities
Fees to Be Paid	Equity	Subordinate Voting Shares without par value	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preference shares without par value	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants to purchase subordinate voting shares, preference shares, debt securities or other securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Subordinate Voting Shares without par value	415(a)(6)	(3)	—	(3)	—	—	F-3ASR(3)	333-241513	August 6, 2020	(3)
	Equity	Preference shares without par value	415(a)(6)	(3)	—	(3)	—	—	F-3ASR(3)	333-241513	August 6, 2020	(3)
	Debt	Debt Securities	415(a)(6)	(3)	—	(3)	—	—	F-3ASR(3)	333-241513	August 6, 2020	(3)
	Other	Warrants to purchase subordinate voting shares, preference shares, debt securities or other securities	415(a)(6)	(3)	—	(3)	—	—	F-3ASR(3)	333-241513	August 6, 2020	(3)
	Total Offering Amounts					(1)(3)	(2)	(2)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fees Due							$0(2)(3)

(1)	An indeterminate aggregate initial offering price or principal amount or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may from time to time be issued upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)	In accordance with Rules 456(b) and 457(r) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payments of all of the registration fees (except with respect to the carry forward securities identified in the table above and footnote (3) below, with respect to which registration fees have already been paid). Any subsequent registration fees will be paid on a pay-as-you-go basis based on the fee rate in effect on the date of such fee payment.

(3)	Pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement includes and carries forward $2,710,944,308 of unsold subordinate voting shares, preference shares, debt securities and warrants to purchase Subordinate Voting Shares, preference shares, debt securities or other securities (“Unsold Securities”) that were previously registered by the Registrant pursuant to its registration statement on Form F-3 (File No. 333-241513) with the Securities and Exchange Commission on August 6, 2020 (the “2020 Registration Statement”); filing fees of $663,273.84 have already been paid with respect to such unsold securities (Unutilized Fees”). In accordance with Rule 415(a)(6) of the Securities Act, the Unutilized Fees will continue to be applied to such Unsold Securities and are being carried forward to this Registration Statement. The Registrant will pay any further required registration fees subsequently in advance or on a pay-as-you-go basis and the effectiveness of this Registration Statement will be deemed to terminate the 2020 Registration Statement.